Exhibit 99.1

FOR IMMEDIATE RELEASE
October 22, 2015

Huron Consulting Group Announces
Third Quarter 2015 Financial Results

•	Revenues increased 6.0% to $209.9 million for Q3 2015 from $198.0 million in Q3 2014, and were $621.4 million for the first nine months of 2015 compared to $618.2 million for the same period in 2014.

•
Operating income increased 73.1% to $36.8 million for Q3 2015 from $21.3 million in Q3 2014, and was $81.7 million for the first nine months of 2015 compared to $97.1 million for the same period in 2014.

•
Adjusted EBITDA(6), a non-GAAP measure, increased 76.2% to $50.9 million in Q3 2015 from $28.9 million in Q3 2014, and was $122.7 million for the first nine months of 2015 compared to $120.2 million for the same period in 2014.

•	Diluted earnings per share increased 62.3% to $0.86 for Q3 2015 compared to $0.53 in Q3 2014, and was $1.76 for the first nine months of 2015 compared to $2.87 for the first nine months of 2014.

•
Adjusted diluted earnings per share(6), a non-GAAP measure, increased 83.9% to $1.14 in Q3 2015 from $0.62 in Q3 2014, and was $2.57 for the first nine months of 2015 compared to $2.68 for the first nine months of 2014.

•	Company updates full year 2015 revenue guidance to a range of $835.0 million to $850.0 million.

CHICAGO - October 22, 2015 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the third quarter ended September 30, 2015.

“We experienced strong third quarter growth in our Education and Life Sciences and Business Advisory segments," said James H. Roth, chief executive officer and president, Huron Consulting Group. "Within the Healthcare segment, third quarter revenue was lower than expected primarily driven by a large, complex engagement that has progressed differently than expected. Studer Group and our revenue cycle practice continue to meet our expectations. As a result of the evolution of this large, complex project, coupled with a recent decline in our expectations of market demand within our performance improvement practice, we have decreased our full-year guidance."

"We continue to take steps to align our healthcare solutions to respond to ongoing changes in the hospital market and remain confident in our competitive position across all of our businesses as we approach 2016," Roth added.

Third Quarter 2015 Results
Revenues for the third quarter of 2015 were $209.9 million, an increase of 6.0% compared to $198.0 million for the third quarter of 2014. The Company's third quarter 2015 operating income was $36.8 million, an increase of 73.1% compared to $21.3 million in the third quarter of 2014. Net income increased 58.6% to $19.4 million, or $0.86 per diluted share, for the third quarter of 2015 from $12.2 million, or $0.53 per diluted share, for the same period last year.

Third quarter 2015 earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) was $50.6 million, or 24.1% of revenues, compared to $28.8 million, or 14.6% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2015	2014
Amortization of intangible assets	$8,333	$2,835
Restructuring charges	$303	$233
Litigation and other (gains) losses	$—	$(150)
Non-cash interest on convertible notes	$1,795	$406
Tax effect	$(4,110)	$(1,330)

Adjusted EBITDA(6) was $50.9 million, or 24.3% of revenues, in the third quarter of 2015, compared to $28.9 million, or 14.6% of revenues, in the comparable quarter last year. Adjusted net income(6) was $25.7 million, or $1.14 per diluted share, for the third quarter of 2015, compared to $14.2 million, or $0.62 per diluted share, for the comparable period in 2014.

The average number of full-time billable consultants(1) increased 2.6% to 1,875 in the third quarter of 2015 compared to 1,827 in the same quarter last year. Full-time billable consultant utilization rate(2) was 78.4% during the third quarter of 2015 compared to 71.8% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $209 for the third quarter of 2015 compared to $234 for the third quarter of 2014. The average number of full-time equivalent professionals(5) was 1,137 in the third quarter of 2015 compared to 1,127 for the comparable period in 2014.

Year-to-Date 2015 Results
Revenues for the first nine months of 2015 were $621.4 million compared to $618.2 million for the first nine months of 2014. The Company's operating income for the first nine months of 2015 was $81.7 million compared to $97.1 million in the first nine months of 2014. Net income was $39.7 million, or $1.76 per diluted share, for the first nine months of 2015 compared to $66.3 million, or $2.87 per diluted share, for the same period last year.

EBITDA(6) was $119.7 million, or 19.3% of revenues, for the first nine months of 2015, compared to $119.4 million, or 19.3% of revenues, for the same period in 2014.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2015	2014
Amortization of intangible assets	$21,987	$8,265
Restructuring charges	$2,490	$1,396
Litigation and other (gains) losses	$524	$(590)
Non-cash interest on convertible notes	$5,324	$406
Tax effect	$(11,948)	$(3,791)
Net tax benefit related to “check-the-box” election	$—	$(10,244)

Adjusted EBITDA(6) was $122.7 million, or 19.8% of revenues, in the first nine months of 2015 compared to $120.2 million, or 19.4% of revenues, in the comparable period last year. Adjusted net income(6) was $58.1 million, or $2.57 per diluted share, for the first nine months of 2015 compared to $61.7 million, or $2.68 per diluted share, for the comparable period in 2014.

The average number of full-time billable consultants(1) increased 4.2% to 1,850 in the first nine months of 2015 compared to 1,776 in the same period last year. Full-time billable consultant utilization rate(2) was 74.9% during the first nine months of 2015 compared to 74.6% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $222 for the first nine months of 2015 compared to $238 for the same period last year. The average number of full-time equivalent professionals(5) was 1,079 in the first nine months of 2015 compared to 1,264 in the comparable period of 2014.

Operating Segments
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The Company’s year-to-date revenues by operating segment as a percentage of total Company revenues are as follows: Huron Healthcare (53%); Huron Education and Life Sciences (20%); Huron Legal (17%); and Huron Business Advisory, which includes EPM & Analytics, (10%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Form 10-Q filing for the quarter ended September 30, 2015.

Acquisitions
On July 1, 2015, Huron completed its acquisition of Rittman Mead Consulting Private Limited ("Rittman Mead India"), the India affiliate of Rittman Mead Consulting Ltd., a data and analytics consulting firm that specializes in the implementation of enterprise performance management and analytics systems. The results of operations of Rittman Mead India are included in the Huron Business Advisory segment.
On October 1, 2015, Huron completed its acquisition of the assets of Cloud62, a Buffalo, New York-based provider of business consulting services specializing in Salesforce.com implementations and related cloud-based applications. The results of operations of Cloud62 will be included in the Huron Business Advisory segment.
Share Repurchase Program
The Company's board of directors authorized an extension through October 31, 2016 of its existing $50 million share repurchase program. There is currently $36.5 million remaining under the share repurchase program. The amount and timing of the repurchases are determined by management and depend on a variety of factors, including the trading price of the Company's common stock, general market and business conditions, and applicable legal requirements.

Outlook for 2015(7)
Based on currently available information, the Company updates guidance for full year 2015 revenues before reimbursable expenses to a range of $835.0 million to $850.0 million. The Company also updates its earnings guidance and now expects EBITDA in a range of $165.5 million to $170.5 million, Adjusted EBITDA in a range of $170.0 million to $175.0 million, GAAP diluted earnings per share in a range of $2.50 to $2.60, and non-GAAP Adjusted diluted earnings per share in a range of $3.60 to $3.70.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Third Quarter 2015 Webcast
The Company will host a webcast to discuss its financial results today, October 22, 2015, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(6)
In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income, and Adjusted diluted earnings per share, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income, and diluted earnings per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company's core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy, analytics, and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client's particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 450 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 400 universities and research institutions. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:
Jenna Nichols
312-880-5693
jnichols@huronconsultinggroup.com

Investor Contact:
C. Mark Hussey
or
John Kelly
312-583-8722
investor@huronconsultinggroup.com

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues and reimbursable expenses:
Revenues	$209,881	$198,049	$621,378	$618,185
Reimbursable expenses	17,356	18,679	55,900	58,923
Total revenues and reimbursable expenses	227,237	216,728	677,278	677,108
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	115,587	129,899	366,078	377,798
Amortization of intangible assets and software development costs	4,796	1,227	12,277	3,618
Reimbursable expenses	17,103	18,651	55,826	58,981
Total direct costs and reimbursable expenses	137,486	149,777	434,181	440,397
Operating expenses and other operating (gains) losses:
Selling, general and administrative expenses	43,629	39,276	132,627	120,148
Restructuring charges	303	233	2,490	1,396
Litigation and other (gains) losses	—	(150)	524	(590)
Depreciation and amortization	8,994	6,315	25,771	18,638
Total operating expenses and other operating (gains) losses	52,926	45,674	161,412	139,592
Operating income	36,825	21,277	81,685	97,119
Other income (expense), net:
Interest expense, net of interest income	(4,642)	(1,878)	(13,800)	(4,843)
Other income (expense), net	(1,379)	(54)	(1,939)	291
Total other expense, net	(6,021)	(1,932)	(15,739)	(4,552)
Income before income tax expense	30,804	19,345	65,946	92,567
Income tax expense	11,430	7,126	26,237	26,309
Net income	$19,374	$12,219	$39,709	$66,258
Earnings per share:
Basic	$0.88	$0.54	$1.79	$2.94
Diluted	$0.86	$0.53	$1.76	$2.87
Weighted average shares used in calculating earnings per share:
Basic	22,107	22,488	22,151	22,573
Diluted	22,592	22,975	22,616	23,052
Comprehensive income:
Net income	$19,374	$12,219	$39,709	$66,258
Foreign currency translation loss, net of tax	(615)	(1,127)	(201)	(735)
Unrealized gain on investment, net of tax	—	152	4,135	152
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(91)	304	(252)	124
Other comprehensive income (loss)	(706)	(671)	3,682	(459)
Comprehensive income	$18,668	$11,548	$43,391	$65,799

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$13,462	$256,872
Receivables from clients, net	123,984	98,640
Unbilled services, net	82,447	91,392
Income tax receivable	4,778	8,125
Deferred income taxes, net	9,228	14,772
Prepaid expenses and other current assets	22,962	16,358
Total current assets	256,861	486,159
Property and equipment, net	47,457	44,677
Long-term investment	34,050	12,250
Other non-current assets	24,525	20,998
Intangible assets, net	102,450	24,684
Goodwill	806,801	567,146
Total assets	$1,272,144	$1,155,914
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,718	$11,085
Accrued expenses	25,227	17,315
Accrued payroll and related benefits	62,600	106,488
Current maturities of long-term debt	—	28,750
Deferred revenues	22,721	12,738
Total current liabilities	120,266	176,376
Non-current liabilities:
Deferred compensation and other liabilities	16,204	10,838
Long-term debt, net of current portion	419,426	327,852
Deferred lease incentives	14,535	13,359
Deferred income taxes, net	53,842	26,855
Total non-current liabilities	504,007	378,904
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,142,424 and 24,976,395 shares issued at September 30, 2015 and December 31, 2014, respectively	243	241
Treasury stock, at cost, 2,207,972 and 2,097,173 shares at September 30, 2015 and December 31, 2014, respectively	(101,239)	(94,074)
Additional paid-in capital	453,317	442,308
Retained earnings	294,523	254,814
Accumulated other comprehensive income (loss)	1,027	(2,655)
Total stockholders’ equity	647,871	600,634
Total liabilities and stockholders’ equity	$1,272,144	$1,155,914

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$39,709	$66,258
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,220	22,636
Share-based compensation	15,288	15,504
Amortization of debt discount and issuance costs	6,985	1,482
Allowances for doubtful accounts and unbilled services	(1,605)	8,829
Deferred income taxes	13,407	1,817
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	(14,725)	26,807
(Increase) decrease in unbilled services	15,179	(44,020)
(Increase) decrease in current income tax receivable / payable, net	3,704	(9,690)
(Increase) decrease in other assets	(5,381)	3,258
Increase (decrease) in accounts payable and accrued liabilities	8,459	11,466
Increase (decrease) in accrued payroll and related benefits	(43,510)	(9,565)
Increase (decrease) in deferred revenues	7,507	(2,661)
Net cash provided by operating activities	83,237	92,121
Cash flows from investing activities:
Purchases of property and equipment, net	(15,040)	(16,683)
Investment in life insurance policies	(4,823)	(1,151)
Purchases of businesses	(332,766)	(51,694)
Purchases of convertible debt investment	(15,138)	(12,500)
Capitalization of internally developed software costs	(735)	—
Proceeds from note receivable	—	328
Net cash used in investing activities	(368,502)	(81,700)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	848
Shares redeemed for employee tax withholdings	(5,194)	(3,461)
Tax benefit from share-based compensation	3,117	4,962
Share repurchases	(13,498)	(45,092)
Proceeds from borrowings under credit facility	272,000	129,000
Repayments on credit facility	(214,500)	(147,750)
Proceeds from convertible senior notes issuance	—	250,000
Proceeds from sale of warrants	—	23,625
Payments for convertible senior note hedge	—	(42,125)
Payments for debt issue costs	—	(7,346)
Payments for capital lease obligations	(48)	(63)
Deferred payments for purchase of property and equipment	—	(471)
Deferred acquisition payment	—	(4,745)
Net cash provided by financing activities	41,877	157,382
Effect of exchange rate changes on cash	(22)	(21)
Net (decrease) increase in cash and cash equivalents	(243,410)	167,782
Cash and cash equivalents at beginning of the period	256,872	58,131
Cash and cash equivalents at end of the period	$13,462	$225,913

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2015	2014
Huron Healthcare:
Revenues	$112,114	$97,812	14.6%
Operating income	$47,609	$27,727	71.7%
Segment operating income as a percentage of segment revenues	42.5%	28.3%
Huron Education and Life Sciences:
Revenues	$42,056	$36,523	15.1%
Operating income	$10,473	$9,459	10.7%
Segment operating income as a percentage of segment revenues	24.9%	25.9%
Huron Legal:
Revenues	$34,416	$46,146	(25.4)%
Operating income	$9,584	$10,949	(12.5)%
Segment operating income as a percentage of segment revenues	27.8%	23.7%
Huron Business Advisory:
Revenues	$21,249	$17,142	24.0%
Operating income	$5,231	$4,397	19.0%
Segment operating income as a percentage of segment revenues	24.6%	25.7%
All Other:
Revenues	$46	$426	(89.2)%
Operating loss	$(132)	$(655)	(79.8)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$209,881	$198,049	6.0%
Reimbursable expenses	17,356	18,679	(7.1)%
Total revenues and reimbursable expenses	$227,237	$216,728	4.8%
Statements of Earnings reconciliation:
Segment operating income	$72,765	$51,877	40.3%
Items not allocated at the segment level:
Other operating expenses and gains	26,946	24,285	11.0%
Depreciation and amortization expense	8,994	6,315	42.4%
Total operating income	36,825	21,277	73.1%
Other expense, net	6,021	1,932	211.6%
Income before income tax expense	$30,804	$19,345	59.2%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,084	1,109	(2.3)%
Huron Education and Life Sciences	458	413	10.9%
Huron Legal	89	127	(29.9)%
Huron Business Advisory	279	197	41.6%
Total	1,910	1,846	3.5%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,078	1,114
Huron Education and Life Sciences	444	403
Huron Legal	92	126
Huron Business Advisory	261	184
Total	1,875	1,827

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended September 30,
Other Operating Data (continued):	2015	2014
Full-time billable consultant utilization rate (2):
Huron Healthcare	81.1%	74.0%
Huron Education and Life Sciences	75.2%	71.3%
Huron Legal	58.1%	63.5%
Huron Business Advisory	79.4%	65.4%
Total	78.4%	71.8%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$204	$230
Huron Education and Life Sciences	$227	$225
Huron Legal	$231	$243
Huron Business Advisory (4)	$196	$277
Total	$209	$234
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$77	$81
Huron Education and Life Sciences	$80	$76
Huron Legal	$60	$72
Huron Business Advisory	$77	$88
Total	$77	$80
Average number of full-time equivalents (for the period) (5):
Huron Healthcare	196	64
Huron Education and Life Sciences	49	45
Huron Legal	882	1,009
Huron Business Advisory	10	9
Total	1,137	1,127
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$148	$115
Huron Education and Life Sciences	$133	$129
Huron Legal	$33	$37
Huron Business Advisory	$112	$106
Total	$58	$45

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2015	2014
Huron Healthcare:
Revenues	$328,624	$306,327	7.3%
Operating income	$122,120	$117,422	4.0%
Segment operating income as a percentage of segment revenues	37.2%	38.3%
Huron Education and Life Sciences:
Revenues	$124,892	$107,846	15.8%
Operating income	$35,427	$27,539	28.6%
Segment operating income as a percentage of segment revenues	28.4%	25.5%
Huron Legal:
Revenues	$107,469	$154,417	(30.4)%
Operating income	$23,461	$39,227	(40.2)%
Segment operating income as a percentage of segment revenues	21.8%	25.4%
Huron Business Advisory:
Revenues	$59,173	$47,098	25.6%
Operating income	$13,514	$12,081	11.9%
Segment operating income as a percentage of segment revenues	22.8%	25.7%
All Other:
Revenues	$1,220	$2,497	(51.1)%
Operating loss	$(1,654)	$(1,633)	1.3%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$621,378	$618,185	0.5%
Reimbursable expenses	55,900	58,923	(5.1)%
Total revenues and reimbursable expenses	$677,278	$677,108	—%
Statements of Earnings reconciliation:
Segment operating income	$192,868	$194,636	(0.9)%
Items not allocated at the segment level:
Other operating expenses and gains	85,412	78,879	8.3%
Depreciation and amortization expense	25,771	18,638	38.3%
Total operating income	81,685	97,119	(15.9)%
Other expense, net	15,739	4,552	245.8%
Income before income tax expense	$65,946	$92,567	(28.8)%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,084	1,109	(2.3)%
Huron Education and Life Sciences	458	413	10.9%
Huron Legal	89	127	(29.9)%
Huron Business Advisory	279	197	41.6%
Total	1,910	1,846	3.5%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,092	1,057
Huron Education and Life Sciences	431	417
Huron Legal	103	131
Huron Business Advisory	224	171
Total	1,850	1,776

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,
Other Operating Data (continued):	2015	2014
Full-time billable consultant utilization rate (2):
Huron Healthcare	76.4%	78.2%
Huron Education and Life Sciences	75.9%	70.4%
Huron Legal	54.4%	65.3%
Huron Business Advisory	75.2%	69.7%
Total	74.9%	74.6%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$215	$243
Huron Education and Life Sciences	$230	$217
Huron Legal	$241	$242
Huron Business Advisory (4)	$234	$258
Total	$222	$238
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$230	$270
Huron Education and Life Sciences	$248	$216
Huron Legal	$179	$218
Huron Business Advisory	$254	$261
Total	$234	$253
Average number of full-time equivalents (for the period) (5):
Huron Healthcare	171	58
Huron Education and Life Sciences	40	43
Huron Legal	860	1,155
Huron Business Advisory	8	8
Total	1,079	1,264
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$449	$357
Huron Education and Life Sciences	$455	$413
Huron Legal	$103	$109
Huron Business Advisory	$301	$294
Total	$173	$132

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
The Huron Business Advisory segment includes the operations of Rittman Mead India. Absent the impact of Rittman Mead India, the average billing rate per hour for Huron Business Advisory for the three and nine months ended September 30, 2015 would have been $245 and $255 per hour, respectively.

(5)
Consists of consultants who work variable schedules as needed by our clients, as well as other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes our cultural transformation consultants from the Studer Group acquisition, which include coaches and their support staff, and full-time employees who provide software support and maintenance services to our clients.

N/M - Not meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$209,881	$198,049	$621,378	$618,185
Net income	$19,374	$12,219	$39,709	$66,258
Add back:
Income tax expense	11,430	7,126	26,237	26,309
Interest and other expenses	6,021	1,932	15,739	4,552
Depreciation and amortization	13,790	7,542	38,048	22,256
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	50,615	28,819	119,733	119,375
Add back:
Restructuring charges	303	233	2,490	1,396
Litigation and other (gains) losses	—	(150)	524	(590)
Adjusted EBITDA (6)	$50,918	$28,902	$122,747	$120,181
Adjusted EBITDA as a percentage of revenues (6)	24.3%	14.6%	19.8%	19.4%

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (6)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$19,374	$12,219	$39,709	$66,258
Weighted average shares – diluted	22,592	22,975	22,616	23,052
Diluted earnings per share	$0.86	$0.53	$1.76	$2.87
Add back:
Amortization of intangible assets	8,333	2,835	21,987	8,265
Restructuring charges	303	233	2,490	1,396
Litigation and other (gains) losses	—	(150)	524	(590)
Non-cash interest on convertible notes	1,795	406	5,324	406
Tax effect	(4,110)	(1,330)	(11,948)	(3,791)
Net tax benefit related to “check-the-box” election	—	—	—	(10,244)
Total adjustments, net of tax	6,321	1,994	18,377	(4,558)
Adjusted net income (6)	$25,695	$14,213	$58,086	$61,700
Adjusted diluted earnings per share (6)	$1.14	$0.62	$2.57	$2.68

(6)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income, and Adjusted diluted earnings per share, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2015 OUTLOOK

RECONCILIATION OF NET INCOME TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2015
	Guidance Range
	Low	High
Projected revenues - GAAP	$835.0	$850.0
Projected net income - GAAP	$56.5	$59.5
Add back:
Income tax expense	37.7	39.7
Interest and other expenses	19.8	19.8
Depreciation and amortization	51.5	51.5
Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	165.5	170.5
Add back:
Restructuring charges	4.0	4.0
Litigation and other (gains) losses	0.5	0.5
Projected adjusted EBITDA (7)	$170.0	$175.0
Projected adjusted EBITDA as a percentage of projected revenues (7)	20.4%	20.6%

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (7)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2015
	Guidance Range
	Low	High
Projected net income - GAAP	$56.5	$59.5
Projected diluted earnings per share - GAAP	$2.50	$2.60
Add back:
Amortization of intangible assets	30.0	30.0
Restructuring charges	4.0	4.0
Litigation and other (gains) losses	0.5	0.5
Non-cash interest on convertible notes	7.0	7.0
Tax effect	(17.0)	(17.0)
Total adjustments, net of tax	24.5	24.5
Projected adjusted net income (7)	$81.0	$84.0
Projected adjusted diluted earnings per share (7)	$3.60	$3.70

(7)
In evaluating the Company’s outlook, management uses Projected EBITDA, Projected adjusted EBITDA, Projected adjusted EBITDA as a percentage of revenues, Projected adjusted net income, and Projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to Projected net income and Projected diluted earnings per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.